UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 28, 2025

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
Floating Rate Notes, Series CC (Senior), due May 21, 2028	USB/28	New York Stock Exchange
4.009% Fixed-to-Floating Rate Notes, Series CC (Senior), due May 21, 2032	USB/32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on January 28, 2025, the Board of Directors of U.S. Bancorp (the “Board”) elected Gunjan Kedia, 54, to the position of President and Chief Executive Officer of U.S. Bancorp and U.S. Bank National Association (“U.S. Bank”), its principal banking subsidiary, effective April 15, 2025. Ms. Kedia has served as President of U.S. Bancorp and U.S. Bank since May 2024. Prior to that, she served as Vice Chair, Wealth, Corporate, Commercial & Institutional Banking of U.S. Bancorp and U.S. Bank from June 2023 to May 2024 and as Vice Chair, Wealth Management and Investment Services from December 2016 to June 2023. Ms. Kedia was also elected to the Board, effective immediately. Ms. Kedia is serving on the Executive Committee of the Board.

Andrew Cecere, who is currently serving as Chairman and Chief Executive Officer of U.S. Bancorp and U.S. Bank, will continue his service on the Board as Executive Chairman, effective April 15, 2025. Mr. Cecere has been Chief Executive Officer since April 2017 and Chairman since April 2018.

The base salary and target annual cash incentive award that Ms. Kedia will receive as President and Chief Executive Officer have not been determined at this time. She will receive an annual long-term incentive award, valued at $10 million as of the grant date of February 27, 2025. In accordance with the structure of all long-term incentive awards to be granted to executive officers on that date, 60% of the award’s value will be granted in the form of performance-based restricted stock units and 40% in the form of restricted stock units. The performance-based restricted stock units granted to Ms. Kedia and other executive officers in February 2025 will be earned based on the Company’s achievement of absolute and relative return on tangible common equity (“ROTCE”) targets over a three-year performance period and a total shareholder return (“TSR”) modifier based on the Company’s cumulative TSR performance relative to its financial peer group over the three-year performance period to further align the interests of our executives with the long-term interests of our shareholders. Additional information about U.S. Bancorp’s executive compensation program and ROTCE, which is a non-GAAP financial measure, can be found in its 2024 proxy statement. The terms of the compensation Mr. Cecere will receive as Executive Chairman have not been determined at this time.

During 2024, U.S. Bancorp and its banking and investment subsidiaries engaged in transactions in the ordinary course of business with Ms. Kedia and certain of her family members, and the entities with which they are associated. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to U.S. Bancorp’s banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

A copy of the press release issued by U.S. Bancorp on January 28, 2025, to announce the Chief Executive Officer succession and the election of Ms. Kedia to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated January 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy Senior Executive Vice President and General Counsel

Date: January 28, 2025

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